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                                                                    EXHIBIT 23.3

                            Consent of Legal Counsel

We consent to the reference to our firm under the caption "Legal Matters" and elsewhere in the Registration Statement (Form S-11 No. 333-76609) and related Prospectus of Cornerstone Realty Fund, LLC for the registration of 100,000 units and to the use of our opinions filed as Exhibits to the Registration Statement or included in the Prospectus.

/s/ OPPENHEIMER WOLFF & DONNELLY LLP

Newport Beach, California
April 17, 2001